REVISED EXHIBIT A

TO THE AMENDED EXPENSE LIMITATION AGREEMENT DATED MAY 1, 2007, BY AND BETWEEN ALLIANZ VARIABLE INSURANCE PRODUCTS FUND OF FUNDS TRUST AND ALLIANZ LIFE ADVISORS, LLC (NOW ALLIANZ INVESTMENT MANAGEMENT LLC)

                        EFFECTIVE THROUGH APRIL 30, 2011




NAME OF FUND                                       EXPENSE LIMITATION

AZL Fusion Balanced Fund                                0.30%
AZL Fusion Moderate Fund                                0.30%
AZL Fusion Growth Fund                                  0.30%
AZL Fusion Conservative Fund                            0.35%
AZL Balanced Index Strategy Fund                        0.20%
AZL Moderate Index Strategy Fund                        0.20%
AZL Allianz Global Investors Select Fund                0.20%



 Allianz Variable Insurance Products Fund of Funds Trust

 By:   /s/ Brian Muench
      _______________________________
 Name:  Brian Muench
 Title: Vice President

 Allianz Investment Management LLC

 By:   /s/ Jeffrey Kletti
      _______________________________
 Name:  Jeffrey Kletti
 Title: Vice President



                                                              Updated 10/26/2009